TOMI ENVIRONMENTAL SOLUTIONS, INC. c/o Continental Proxy Services 1 State Street, New York NY 10004	You May Vote Your Proxy When You View The Material On The Internet. You Will Be Asked To Follow The Prompts To Vote Your Shares.

TOMI ENVIRONMENTAL SOLUTIONS, INC. 8430 Spires Way Frederick, Maryland 21701

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS to be held on Wednesday, November 19, 2025

*Shareholders are cordially invited to attend the Virtual Annual Meeting and to vote on the Internet or any Mobile device.

Dear Shareholder,

The 2025 Annual Meeting of Shareholders of TOMI Environmental Solutions, Inc. will be conducted virtually over the Internet. You will be able to attend the annual meeting, vote your shares electronically and submit your questions during the live webcast of the meeting being held on Wednesday, November 19, 2025, at 1:00 PM (eastern time) by visiting http://www.cstproxy. com/tomimist/2025.

Proposals to be considered at the Annual Meeting:

(1)

To elect each director nominee named in the Proxy Statement to serve on our Board of Directors as Class II directors for a term that will expire at our 2028 annual meeting of shareholders (Proposal 1);

(2)	To ratify the selection of Rosenberg Rich Baker Berman & Co. as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 2).

The Board of Directors recommends a vote “FOR” all nominees under Proposal 1 and “FOR” Proposal 2.

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card.	Vote Your Proxy on the Internet: Go to http://www.cstproxyvote.com Have your notice available when you access the above website. Follow the prompts to vote your shares.
Vote at the Meeting – If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting
CONTROL NUMBER

To view the Proxy Materials and attend the annual meeting, please go to: http://www.cstproxy.com/tomimist/2025

TOMI Environmental Solutions, Inc.

8430 Spires Way Frederick, Maryland 21701

Important Notice Regarding the Availability of Proxy Materials

For the 2025 Annual Meeting of Shareholders to be

Held On November 19, 2025

The following Proxy Materials are available to you to review at: http://www.cstproxy.com/tomimist/2025

-	the Company’s Annual Report for the year ended December 31, 2024, as amended by Form 10-K/A.
-	the Company’s 2025 Proxy Statement.
-	the Proxy Card.

This is not a ballot. You cannot use this notice to vote your shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge for such documents to be mailed to you. Please make your request for a copy as instructed below on or before October 5, 2025, to facilitate a timely delivery. You may also request that you receive paper copies of all future proxy materials from the Company.

ACCESSING YOUR PROXY MATERIALS ONLINE Have this notice available when you request a paper copy of the proxy materials or to vote your proxy electronically. You must reference your Control number.

REQUESTING A PAPER COPY OF THE PROXY MATERIALS

By telephone please call 917-262-2373, or

By logging on to http://www.cstproxy.com/tomimist/2025 or

By email at: proxy@continentalstock.com

Please include the company name and your control number in the subject line.